Exhibit 4.2

FIRST AMENDMENT AND WAIVER AGREEMENT

This First Amendment and Waiver Agreement (this “Agreement”), is made and entered into as of February 15, 2007, by and among Fellows Energy Ltd., a Nevada corporation (along with its subsidiaries signatory hereto, the “Company”) and Crescent International Ltd. (the “Holder”).

WHEREAS, the Company and the Holder are parties to that certain Securities Purchase Agreement, dated June 17, 2005, by and among the Company and the signatories thereto (collectively, the “June Purchase Agreements”), pursuant to which the Company issued to the Holder Convertible Debentures, due September 7, 2007, including those Convertible Debentures originally issued to JGB Capital L.P., which JGB is assigning to Holder simultaneously with this Agreement, with an aggregate principal amount of $1,500,000, of which $______ currently remains outstanding (the “June Debenture”); and

WHEREAS, the Company and the Holder are parties to that certain Securities Purchase Agreement, September 21, 2005, by and among the Company and the signatories thereto (collectively, the “September Purchase Agreement” and together with the June Purchase Agreement, the “Purchase Agreements”), pursuant to which the Company issued to the Holder a Convertible Debenture, due September 7, 2007, with an aggregate principal amount of $250,000, of which $____ currently remains outstanding (the “September Debenture” and together with the June Debenture, the “Debentures”); and

WHEREAS, on account of dilutive issuances of equity by the Company, the conversion price of the Debentures and the exercise prices of the common stock purchase warrants (collectively, the “Warrants”) issued pursuant to the Purchase Agreements have been reduced to equal $0.1357, subject to adjustment therein, with proportional increases in the number of shares of common stock issuable upon exercise of such Warrants, as set forth therein; and

WHEREAS, certain events of default have occurred pursuant to the Debentures and are continuing to occur related to the Debentures and as a result of such defaults (“Existing Defaults”), Palisades is entitled, among other things, to enforce its rights and remedies against the Company, including without limitation, acceleration and immediately demand payment in full of all obligations under the Debentures; and

WHEREAS, the parties have reached an agreement with respect to the modification and amendment of certain terms of the Debentures relating to the conversion and terms of the Debentures and the waiver of the Existing Defaults; and

WHEREAS, capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms as set forth in the September Purchase Agreement; and

NOW THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.  Incorporation of Preliminary Statements and Acknowledgement. The preliminary statements set forth above by this reference hereto are hereby incorporated into this Agreement. Without limiting the foregoing, the Company hereby acknowledges that the Existing Events have occurred and are continuing under the terms of the Purchase Agreement and Debentures and, notwithstanding anything to the contrary in this Agreement, the Purchase Agreements, Debentures or any of the other Transaction Documents, the Company acknowledges and agrees that upon a breach of this Agreement by the Company, such breach shall be an Event of Default under the Debentures.

2.  Consent to Palisades Transaction. Simultaneously with the execution of this Agreement, the following transactions are also taking place: b) JGB is entering into an assignment agreement with Crescent International Ltd. (“Crescent”) for the assignment of the Debentures (the “JGB Assignment Agreement”); b) the Company is entering into an amendment and waiver agreement (the “Debenture Amendments” and together with this Agreement and the JGB Assignment Agreement, the “Assignment Documents”) with Palisades for the amendment of the convertible debentures issued pursuant to the Purchase Agreements; and c) the Company and Palisades are entering into a securities purchase agreement for the purchase of $714,500 in secured convertible debentures. The Holder hereby consents to the above-described transactions.

3.  Waiver of Existing Defaults. The Holder agrees to forever waive its rights and remedies against the Company, including without limitation, acceleration of the Debentures, solely in connection with, and as they relate to, the prior occurrence of the Existing Defaults. Notwithstanding anything herein to the contrary, this waiver is limited only to the Existing Defaults and any future Events of Default, including a breach of this Agreement, shall not be deemed waived hereunder.

4.  Release of all Claims. THE COMPANY (FOR ITSELF AND ITS AFFILIATES) HEREBY UNCONDITIONALLY RELEASES AND FOREVER DISCHARGES THE HOLDER AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, AFFILIATES, ACCOUNTANTS, CONSULTANTS, CONTRACTORS, ADVISORS AND ATTORNEYS (COLLECTIVELY, THE "BENEFITED PARTIES") FROM ALL CLAIMS (AS DEFINED BELOW) AND AGREES TO INDEMNIFY THE BENEFITED PARTIES, AND HOLD THEM HARMLESS FROM ANY AND ALL CLAIMS, LOSSES, CAUSES OF ACTION, COSTS AND EXPENSES OF EVERY KIND OR CHARACTER IN CONNECTION WITH THE CLAIMS. AS USED IN THIS AMENDMENT, THE TERM "CLAIMS" MEANS ANY AND ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTIONS, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART, WHICH THE COMPANY, OR ANY OF ITS AGENTS, EMPLOYEES OR AFFILIATES MAY NOW OR HEREAFTER HAVE OR CLAIM AGAINST ANY OF THE BENEFITED PARTIES AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR OTHERWISE IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, INCLUDING ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE MAXIMUM RATE ON INTEREST CHARGEABLE UNDER APPLICABLE LAW AND ANY LOSS, COST OR DAMAGE, OF ANY KIND OR CHARACTER, ARISING OUT OF OR IN ANY WAY CONNECTED WITH OR IN ANY WAY RESULTING FROM THE ACTIONS OR OMISSIONS OF THE BENEFITED PARTIES, INCLUDING ANY BREACH OF FIDUCIARY DUTY, BREACH OF ANY DUTY OF GOOD FAITH OR FAIR DEALING, UNDUE INFLUENCE, DURESS, ECONOMIC COERCION, CONFLICT OF INTEREST, NEGLIGENCE, BAD FAITH, MALPRACTICE, VIOLATIONS OF THE RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT, INTENTIONAL OR NEGLIGENT INFLICTION OF MENTAL DISTRESS, TORTIOUS INTERFERENCE WITH CONTRACTUAL RELATIONS, TORTIOUS INTERFERENCE WITH CORPORATE GOVERNANCE OR PROSPECTIVE BUSINESS ADVANTAGE, BREACH OF CONTRACT, DECEPTIVE TRADE PRACTICES, LIBEL, SLANDER, CONSPIRACY OR ANY CLAIM FOR WRONGFULLY ACCELERATING ANY OBLIGATIONS OR WRONGFULLY ATTEMPTING TO FORECLOSE ON ANY COLLATERAL. THE COMPANY (FOR ITSELF AND ITS AFFILIATES) AGREES THAT NONE OF THE BENEFITED PARTIES HAS FIDUCIARY OR SIMILAR OBLIGATIONS TO THE COMPANY OR ANY AGENTS, EMPLOYEES OR AFFILIATES OF THE COMPANY AND THAT THEIR RELATIONSHIPS ARE STRICTLY THAT OF CREDITOR AND DEBTOR. THIS RELEASE IS ACCEPTED BY HOLDER PURSUANT TO THIS AMENDMENT AND SHALL NOT BE CONSTRUED AS AN ADMISSION OF LIABILITY BY HOLDER OR ANY OTHER BENEFITED PARTY.

5.  Amendment to Debentures. The Debentures are amended as follows:

(a)  All definitions and references in the Debentures to “Forced Conversion”, “Forced Conversion Notice”, “Forced Conversion Notice Date”, “Monthly Conversion Period”, “Monthly Conversion Price”, Monthly Redemption”, “Monthly Redemption Amount”, “Monthly Redemption Date”, “Monthly Redemption Notice”, “Monthly Redemption Notice Date”, “Monthly Redemption Notice Period”, “Monthly Redemption Share Amount”, “Optional Redemption”, Optional Redemption Amount”, Optional Redemption Notice”, “Optional Redemption Notice Date”, “Pre-Redemption Conversion Shares” and “Threshold Period” are hereby deleted and of no further force or effect in the Debentures.

(b)  Section 6(a) of the Debentures is hereby deleted in its entirely and replaced as follows: “Section 6.RESERVED.”

(c)  Section 4(b) of the Debentures is hereby amended and restated as follows:

“Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.1375 (subject to adjustment herein)(the “Conversion Price”).”

6.  Security Interest. As security for the payment in full of principal, interest and performance under this Agreement and the Debentures and of all other liabilities and obligations of the Company to the Holder, the Company and its subsidiaries, grant the Holder a general security interest in all assets of the Company and its subsidiaries and all proceeds arising therefrom and any and all products of such assets and in certain real estate holdings as described below. In furtherance thereof, the Company shall:

a.   On the date hereof enter into a Security Agreement simultaneously herewith evidencing the above-referenced security interest in all of the assets of the Company and its subsidiaries; and

b.  Within 30 days of the date hereof, have granted the Holder a first lien on real property (except for the real property in Carbon county, which Holder shall take a second lien), in the form of a mortgage or deed of trust, in real property owned by the Company and its subsidiaries and located in Baca and Broomfield counties, Colorado, and Rich, Carbon and Emery counties, Utah. The Company shall use best efforts to secure such liens in favor of the Holder, including but not limited to, paying reasonable attorneys’ fees in connection therewith and securing title insurance reports.

7.  Representations and Warranties of the Company. The Company hereby makes to the Holder the following representations and warranties:

i.  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ii.  No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except as contemplated by the Security Documents) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

8.  Representations and Warranties of the Holder. The Holder represents and warrants as of the date hereof to the Company as follows:

i.  Authority. The execution, delivery and performance by such Holder of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Holder. This Agreement has been duly executed by such Holder, and when delivered by such Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Holder, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ii.  Holder Status. Such Holder is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. Such Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

9.  Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Company may have to the Holder under the Transaction Documents.

10.  Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder.

11.  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the applicable Transaction Document.

12.  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of the Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Holder. The Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the applicable Transaction Document.

13.  Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

14.  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the September Purchase Agreement.

15.  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

16.  Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Agreement as of the date first set forth above.

FELLOWS ENERGY LTD.

By:	/s/ GEORGE S. YOUNG
Name: George S. Young
Title: Chief Executive Officer

[SIGNATURE PAGE OF HOLDER TO FLWE AMENDMENT AND WAIVER]

Name of Holder: CRESCENT INTERNATIONAL LTD.
Signature of Authorized Signatory of Holder: /s/ MAXI BREZZI
Name of Authorized Signatory: Maxi Brezzi
Title of Authorized Signatory: Authorized Signatory

DTC Instructions:

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